UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2017

Commission File Number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Gerry P. Smith as Chief Executive Officer

On January 30, 2017, Office Depot, Inc. (the “Company”) announced that it has appointed Mr. Gerry P. Smith (age 53) to serve as Chief Executive Officer and a director of the Company effective February 27, 2017. Prior to joining the Company, Mr. G. Smith was at Lenovo Group Limited, a $45 billion leading global technology company (“Lenovo”), since 2006. Most recently, Mr. G. Smith served as Executive Vice President and Chief Operating Officer of Lenovo since 2016 where he was responsible for all operations across Lenovo’s global product portfolio. Prior to assuming this role, also in 2016, Mr. G. Smith was Executive Vice President and President, Data Center Group. From 2015 to 2016, he served as Chief Operating Officer of the Personal Computing Group and Enterprise Business Group, and from 2013 to 2015 he served as President of the Americas. In these roles, Mr. G. Smith oversaw Lenovo’s fast-growing enterprise business worldwide and Lenovo’s overall business in the America’s region. Prior to that, Mr. G. Smith was President, North America and Senior Vice President, Global Operations of Lenovo from 2012 to 2013, and Senior Vice President of Global Supply Chain of Lenovo from 2006 until 2012 where he was responsible for end-to-end supply chain management. Prior to Lenovo, Mr. G. Smith held a number of executive positions at Dell Inc. from 1994 until 2006, as the company became a global leader in personal computers.

The Company issued a news release in connection with Mr. G. Smith’s appointment on January 30, 2017, which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference. There are no transactions between the Company and Mr. G. Smith reportable under Item 404(a) of Regulation S-K.

Description of Employment Arrangements with Mr. Gerry P. Smith

Employment Agreement between Office Depot, Inc. and Mr. Gerry P. Smith.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. G. Smith to serve as the Company’s Chief Executive Officer and as a director effective February 27, 2017 (the “Effective Date”).

Term. The Employment Agreement provides that Mr. G. Smith’s employment will commence on the Effective Date and shall continue until the third anniversary of the Effective Date (the “Employment Term”), unless otherwise terminated as described below. On such third anniversary of the Effective Date, and on each anniversary thereof, the Employment Term will automatically extend for an additional one-year period, unless either party gives the other party at least 90 days prior written notice of non-renewal.

Director. At each annual meeting of shareholders during the Employment Term, the Company will nominate Mr. G. Smith for election as a director. If elected, he will serve as a member of the board. Mr. G. Smith will not receive any additional compensation for his service as a director.

Base Salary. During the Employment Term, Mr. G. Smith will receive an annual base salary of $1,100,000 (partial years prorated), subject to annual review by the board for possible increase (but not decrease).

Bonuses. For each completed fiscal year of the Company (“Fiscal Year”) during the Employment Term, Mr. G. Smith will be eligible to receive an annual target bonus of 150% of his base salary, based on achievement of certain performance goals to be established by the board or the compensation committee of the board. In the event that Mr. G. Smith achieves superior performance based on goals established by the board or the compensation committee, then he will be eligible to receive a bonus award up to 200% of his base salary. The annual bonus will not be deemed earned by Mr. G. Smith until the compensation committee of the Company has determined Mr. G. Smith’s entitlement to such annual bonus in accordance with the terms of the applicable annual bonus plan, the full board has approved the annual bonus, and Mr. G. Smith has met the applicable employment requirement.

In addition, in recognition of the 2016 annual bonus that Mr. G. Smith will forfeit with his prior employer in connection with commencing employment with the Company, the Company shall pay to Mr. G. Smith the amount of $1,200,000 in lump sum in cash within five (5) days of the Effective Date, to be repaid by Mr. G. Smith if (A) he resigns other than (i) for Good Reason (as defined in the Employment Agreement) or (ii) due to Disability (as defined in the Employment Agreement), or (B) the Company terminates his employment for Cause (as defined in the Employment Agreement) prior to December 31, 2017.

Option Grant. On the Effective Date, Mr. G. Smith will be granted, pursuant to the Office Depot, Inc. 2015 Long-Term Incentive Plan or any successor plan (the “LTIP”), stock options with an aggregate grant date fair value equal to $3,000,000

(the “Stock Options”). The Stock Options will vest pro-rata on the first, second and the third anniversary of the Effective Date, with accelerated vesting on the Termination Date (as defined in the Employment Agreement) of the portion of the Stock Options scheduled to vest within 12 months following the Termination Date in the event that Mr. G. Smith resigns his employment with the Company for Good Reason (as defined in the Employment Agreement), the Company terminates Mr. G. Smith’s employment without Cause (as defined in the Employment Agreement), or Mr. G. Smith’s employment terminates by reason of his death or Disability (as defined in the Employment Agreement). The Stock Options will have a per share exercise price equal to the closing sale price of a share of the Company common stock on the grant date of such award, as reported on the NASDAQ Stock Market LLC or such other source as the compensation committee deems reliable, or if no such reported sale of the Company common stock shall have occurred on that date, on the last day prior to that date on which there was such a reported sale and the Stock Options will have a maximum term that expires on the tenth anniversary of the Effective Date.

Restricted Stock Unit Grants and Performance Shares Grant. With respect to awards made for the Fiscal Year ending December 30, 2017, the aggregate grant date fair value of such awards at target will be $6,000,000 and will be delivered 50% in the form of time-based restricted stock units and 50% in the form of performance share units. The time-based restricted stock units will vest pro-rata on the first, second and the third anniversary of the grant date and the performance share units shall cliff vest on the third anniversary of the grant date based on the degree of achievement of the applicable performance goals.

In recognition of the equity awards that Mr. G. Smith will forfeit with his prior employer in connection with commencing employment with the Company, Mr. G. Smith will receive a one-time grant of time-based restricted stock units having an aggregate grant date fair value of $4,500,000 on the Effective Date. Such restricted stock units will vest pro-rata on the first, second and the third anniversary of the Effective Date, with accelerated vesting in full on the Termination Date (as defined in the Employment Agreement) in the event that Mr. G. Smith resigns his employment with the Company for Good Reason (as defined in the Employment Agreement), the Company terminates Mr. G. Smith’s employment with the Company without Cause (as defined in the Employment Agreement) or Mr. G. Smith’s employment with the Company terminates by reason of his death or Disability (as defined in the Employment Agreement).

Other Long-Term Incentive Compensation. The compensation committee of the Company shall determine the composition and size of Mr. G. Smith’s long-term incentive awards granted for later Fiscal Years during the Employment Term in its discretion.

Clawback. The incentive-based compensation or other amounts paid to Mr. G. Smith pursuant to the Employment Agreement or any other agreement or arrangement with the Company will be subject to clawback under any Company clawback policy that is uniformly applicable to all senior executives of the Company.

Employee Benefits. During the Employment Term, Mr. G. Smith will be eligible to participate in all employee benefit plans, practices and programs maintained by the Company, on a basis which is no less favorable than is provided to other members of the Company’s executive leadership team.

Miscellaneous. Mr. G. Smith will also be eligible for four weeks of paid vacation and payment or reimbursement of relocation expenses on the terms set forth in the Employment Agreement. Mr. G. Smith will also be reimbursed for the legal fees he incurred in negotiating and entering into the Employment Agreement and related agreements up to a maximum of $25,000.

Indemnification/Director and Officer Liability Insurance. Mr. G. Smith is eligible for indemnification for claims on the terms set forth in the Employment Agreement. The director and officer liability insurance that covers Mr. G. Smith will survive the termination or expiration of the Employment Agreement and of Mr. G. Smith’s employment.

Termination of Employment. The Company and Mr. G. Smith shall have the right to terminate employment as set forth below:

Either the Company or Mr. G. Smith can terminate his employment at any time and for any reason; provided, that Mr. G. Smith is required to give the Company at least sixty (60) days advance written notice of any termination of employment.

If Mr. G. Smith’s employment is terminated because he does not extend the Employment Agreement, by the Company for Cause (as defined in the Employment Agreement), or by Mr. G. Smith without Good Reason (as defined in the Employment Agreement), then Mr. G. Smith will be eligible to receive any accrued but unpaid base salary, reimbursement for unreimbursed business expenses, and any other employee benefits (excluding equity compensation) as to which Mr. G. Smith may be eligible (collectively, the “Accrued Items”) provided that, in no event will he be eligible for severance or termination payments.

If Mr. G. Smith terminates his employment for Good Reason or the Company terminates his employment without Cause, then Mr. G. Smith will be eligible to receive the Accrued Items and, subject to certain requirements described in the Employment Agreement, a lump sum payment equal to two (2) times the sum of his base salary in effect on the Termination Date; a pro rata annual bonus payment calculated as set forth in the Employment Agreement (“Pro Rata Bonus”); reimbursement of payments pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for up to 18 months on the terms set forth in the Employment Agreement, and any unpaid annual bonus for the completed Fiscal Year prior to the year of termination (“Prior Year Bonus”).

If Mr. G. Smith’s employment terminates automatically in the event of his death or is terminated by the Company due to Disability (as defined in the Employment Agreement), then Mr. G. Smith shall be eligible to receive the Accrued Items; the Prior Year Bonus and the Pro Rata Bonus.

During the Employment Term, Mr. G. Smith shall participate in the Office Depot, Inc. Executive Change in Control Severance Plan (the “CIC Plan”) as a Tier 1 Participant (within the meaning of the CIC Plan). If Mr. G. Smith becomes entitled to severance benefits under the CIC Plan on account of termination of his employment with the Company that are more favorable than the severance benefits described above, he shall not be entitled to the severance benefits described above with respect to such termination of employment.

Mr. G. Smith is not obligated to seek other employment or take any other action to mitigate the payments described above, nor will such payments be reduced by compensation Mr. G. Smith earns from any other employer.

Mr. G. Smith’s Employment Agreement also contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, form of Non-Qualified Stock Option Award Agreement and form of Restricted Stock Unit Award Agreement included as Exhibits 10.1, 10.2 and 10.3 to this filing, respectively, which are incorporated herein by reference.

As previously announced in August 2016, Mr. Roland Smith, the Company’s Chief Executive Officer and Chairman of the Board, will retire on February 27, 2017, the effective date of Mr. G. Smith’s appointment as Chief Executive Officer. Pursuant to the terms of his employment agreement with the Company, as amended, in connection with his retirement, Mr. R. Smith will also resign as a director and as Chairman of the Board on the same date.

Effective February, 27, 2017, the Board of Directors selected current Board member Mr. Joseph S. Vassalluzzo as the independent non-executive Board Chairman to lead the Board of Directors. Mr. Vassalluzzo joined the Board in August 2013 and currently serves as Chair of the Finance and Integration Committee. He also serves as Non-Executive Chairman of the Board for Federal Realty Investment Trust and previously served as Lead Director for Lifetime Fitness. Earlier, Mr. Vassalluzzo was employed by Staples, Inc. from 1989 until 2005, most recently as Vice Chairman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Mr. Gerry P. Smith

Exhibit 10.2	Form of Non-Qualified Stock Option Award Agreement

Exhibit 10.3	Form of Restricted Stock Unit Award Agreement

Exhibit 99.1	Office Depot, Inc. News Release dated January 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2017

OFFICE DEPOT, INC.

By:	/s/ Stephen R. Calkins
Stephen R. Calkins
Executive Vice President, Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement between the Company and Mr. Gerry P. Smith

Exhibit 10.2	Form of Non-Qualified Stock Option Award Agreement

Exhibit 10.3	Form of Restricted Stock Unit Award Agreement

Exhibit 99.1	Office Depot, Inc. News Release dated January 30, 2017